News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLC Vision Corporation To Present
At Two Upcoming Investor Conferences

ST. LOUIS, MO, October 24, 2007: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced that executive management will present at two upcoming conferences in November:

•	On Wednesday, November 7, 2007, the Company will present at the CIBC 18th Annual Healthcare Conference at the Waldorf-Astoria in New York. The presentation is scheduled for 9:10 a.m. Eastern Standard Time.

•	On Tuesday, November 13, 2007, the Company will present at the JMP Healthcare Focus Conference at the Four Seasons Hotel in Boston. The presentation is scheduled for 11:00 a.m. Eastern Standard Time.

Each presentation will be webcast and accessible from the Webcasts link available on the Investor Relations page of the Company’s website: www.tlcv.com.

About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management, and technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. More information about TLCVision can be found on the website at www.tlcv.com. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.tlcvision.com.